                                          Registration No. 33- ____________
          As filed with the Securities and Exchange Commission on January
          28, 1994
          _________________________________________________________________
          ________________________________________________________________
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                              _________________________
                                       FORM S-8
                              REGISTRATION STATEMENT(1)
                                        Under
                              THE SECURITIES ACT OF 1933
                              _________________________

                              YANKEE ENERGY SYSTEM, INC.
                  (Exact name of issuer as specified in its charter)

               Connecticut                                 06-1236430
                (State of                               (I.R.S. Employer
              Incorporation)                           Identification No.)
                                 599 Research Parkway
                           Meriden, Connecticut  06450-1030
                                    (203) 639-4000
            (Address and telephone number of principal executive offices)

                              YANKEE ENERGY SYSTEM, INC.
                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN
                                 (Full title of Plan)
                              __________________________

                Charles E. Gooley, Vice President and General Counsel
                              Yankee Energy System, Inc.
                                 599 Research Parkway
                           Meriden, Connecticut  06450-1030
                                    (203) 639-4000
              (Name, address and telephone number of agent for service)
                             ___________________________
                           Copies of all communications to:
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                            New York, New York 10004-1490
                                    (212) 858-1000
                          Attention:  Susan P. Serota, Esq.
                             ____________________________

                           CALCULATION OF REGISTRATION FEE
   Title of        Amount          Proposed       Proposed          Amount of
   Securities      to be           Maximum        Maximum           Registration
   to be           Registered(1)   Offering Price Aggregate         Fee(2)
   Registered                      Per Share(2)   Offering Price(2)
   _____________________________________________________________________________
   Common Stock,   425,000         $23.875        $10,146,875.00    $3498.92
   par value $5.00
   per share(3)
   ____________________________________________________________________________

    (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

    (2) Pursuant to Rule 457(h) and Rule 457(c), the maximum offering price per share and the registration fee are based on the reported average of the high and low prices for Yankee Energy System, Inc. Common Stock on the New York Stock Exchange on January 24, 1994.

    (3) This Registration Statement also pertains to Rights to Purchase one share of Common Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Yankee Energy System, Inc. Common Stock and will be transferred along with and only with such securities.

                                        PART I
                  INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

          Item 1.  Plan Information

          Item 2.  Registrant Information and Employee Plan Annual
          Information


                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

          Item 3.  Incorporation of Documents by Reference.

               The following documents which have heretofore been filed by Yankee Energy System, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

               1. The Company's Annual Report on Form 10-K for fiscal year ended September 30, 1993.

               2. The description of the Company's Common Stock contained in the Registration Statement on Form 10 dated April 14, 1989, filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

               3. The description of the Company's Rights contained in the Company's 1934 Act Registration Statement on Form 8A dated December 6, 1989, filed with the Commission pursuant to
               Section 12(b) of the 1934 Act including any amendment or report filed for the purpose of updating such description.

               4. The Annual Report on Form 11-K for the Plan's fiscal year ended December 31, 1992.

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

               The information relating to the Company contained in this Registration Statement summarizes, is based upon, or refers to information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to Incorporated Documents and should be read in conjunction therewith.

               The Company hereby undertakes to provide without charge to each person to whom this Registration Statement is delivered, including any beneficial owner, upon written or oral request, a copy of any and all documents incorporated herein by reference (other than certain exhibits to such documents) and a copy of the Company's most recent annual report to shareholders. Written or oral requests for such copies should be directed to: Sarah K. Sanders, Assistant Treasurer, Yankee Energy System, Inc., 599 Research Parkway, Meriden, Connecticut 06450, telephone number: (203) 639-4462. Additional updating information with respect to the securities and plan covered hereby may be provided in the future by means of supplements to the Prospectus.

          Item 4.  Description of Securities.

               See Item 3.

          Item 5.  Interests of Named Experts and Counsel.

               Not Applicable.

          Item 6.  Indemnification of Directors and Officers.

               Section 33-320a of the Stock  Corporation Act of Connecticut
          ("Section   33-320a")   requires   the    Company,   in   certain
          circumstances and subject to certain limitations therein set forth, to indemnify each of its directors and officers, among others, made a party to any threatened, pending or completed legal proceeding by reason of his or her being or having been such a director or officer against expenses, including attorneys'
          fees, incurred by him or her, and, in addition in the case of any such proceeding other than one by or in the right of the Company, against judgments, fines and penalties incurred, and settlement amounts paid, by him or her in connection with such proceeding.
          Article VI   of   the  Bylaws   of   the  Company   provides  for
          indemnification of directors and officers, among others, to the fullest extent now or hereafter permitted by law. The rights and remedies provided in Section 33-320a are exclusive, so Article VI of the Bylaws of the Company does not at present add to the indemnification rights of directors and officers.

               Section 33-320a authorizes the Company to procure insurance providing greater indemnification than that authorized by Section 33-320a. The Company has purchased insurance policies which insure directors and officers of the Company and of certain of its subsidiaries against certain liabilities which might be incurred by them in such capacities and which insure the Company for amounts which may be paid by it to indemnify the directors and officers covered by the policies.


          Item 7.  Exemption from Registration Claimed.

                    Not applicable.

          Item 8.  Exhibits.

             Exhibit Number                  Description

               4(a) Restated Certificate of Incorporation of the Registrant
                    (filed as an  Exhibit in the Registrant's  Registration
                    Statement  on  Form  10 dated  April  14,  1989) ("Form
                    10").*

               4(b) Bylaws of the  Registrant, as  amended, (filed on  Form
                    10.)*

               4(c) Rights Agreement dated as of November 20, 1989, between the Registrant and Rights Agent named therein, as amended (filed in Registrant's Registration Statement on
                    Form 8,  dated  December 7,  1989), as amended by
                    Amendment No.  1 dated as of May 10, 1990 (filed in the
                    Registrant's Form 8, dated May 30, 1990), as further amended by Amendment No. 2 dated as of January 23, 1991
                    (filed in the  Registrant's Form  8, dated January  31,
                    1991).*

               4(d) Guaranty of the Company with  Term Loan Agreement dated
                    July 20, 1989  between United Bank & Trust  Company, as
                    Trustee of the  Trust of the Company's  401(k) Employee
                    Stock Ownership Plan,  and The  First National Bank of
                    Boston (filed in 1989 Form 10-K dated March 20, 1990).*

               5(a) Pursuant to Item 8(a) of Form S-8, an opinion as to the legality of the Company's Common Stock offered under the Plan is not required as such securities are not original issuance securities.

               5(b) Internal Revenue  Service determination letter  stating that  the Yankee  Energy  System, Inc.  401(k)/Employee
                    Stock Ownership Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

               24   Consent of Independent Accountants, Arthur Andersen & Co.

               99   Yankee   Energy  System,  Inc.   401(k)/Employee  Stock
                    Ownership Plan and related Trust.

          ______________________________________
          *  Incorporated herein by reference


          Item 9.  Undertakings.

               (1)  The undersigned Registrant hereby undertakes:

                    (a)   to file,  during any  period in  which offers  or
          sales  are  being  made,  a   post-effective  amendment  to  this
          Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    PROVIDED  HOWEVER,   that   paragraphs  (1)(a)(i)   and
          (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

               (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permimitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been
          advised   that   in   the   opinion   of  the   Commission   such
          indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       EXPERTS

               The financial statements and schedules included in the Yankee Energy System, Inc. Annual Report on Form 10-K for the year ended September 30, 1993 and the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan Annual Report on Form 11-K for the year ended December 31, 1992, incorporated by reference in this registration statement and related prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in
          accounting and  auditing in  giving said  reports.   Reference is
          made to their report on the financial statements included in the Form 10-K for the year ended September 30, 1993, which includes an explanatory paragraph with respect to the change in the method of accounting for municipal property taxes in fiscal 1992 as discussed in Note 1 to the financial statements.


                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Yankee Energy System, Inc. whose signature appears below constitutes and appoints Philip T. Ashton and Charles E. Gooley, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in
          connection   therewith,   with   the  Securities and Exchange
          Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Each of said attorneys-in-fact shall have the power to act hereunder with or without the others.

                                      SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Meriden, and the State of Connecticut, on the 27th day of January, 1994.

                                        YANKEE ENERGY SYSTEM, INC.


                                        By:/s/Philip T. Ashton
                                        President   and   Chief   Executive
                                        Officer

               Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated and on the 27th day of January, 1994.

          Signature                     Title

          __________________            Chairman of the Board and Director
          (William O. Bailey)

          /s/Philip T. Ashton           President, Chief  Executive Officer
                                        and Director
                                        (Principal Executive Officer)

          /s/Michael E. Bielonko        Vice President, Treasurer and Chief
                                        Financial Officer
                                        (Principal Financial Officer)

          /s/Nicholas A. Rinaldi        Controller   (Principal  Accounting
                                        Officer)

          /s/John K. Armstrong          Director

          /s/Eileen S. Kraus            Director

          /s/Frederick M. Lowther       Director

          /s/Thomas H. O'Brien          Director

          /s/Leonard A. O'Connor        Director

          /s/Emery G. Olcott            Director

          /s/Nicholas L. Trivisonno     Director

          The Plan. Pursuant to the requirements of the 1933 Act, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Meriden, State of Connecticut, on January 27, 1994.

                                   YANKEE ENERGY SYSTEM, INC.
                                   401(k) EMPLOYEE STOCK OWNERSHIP PLAN

                                   By   /s/ Michael E. Bielonko
                                   Chairman of the Pension Committee
                                   Vice  President,  Treasurer   and  Chief
                                   Financial Officer
                                   Yankee Energy System, Inc.

                                        Registration No. 33-_______________


          _________________________________________________________________



                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                         ____________________________________




                                       EXHIBITS

                                      filed with

                                       Form S-8

                                Registration Statement

                                        Under

                              The Securities Act of 1933



                              _________________________




           Yankee Energy System, Inc. 401(k)/Employee Stock Ownership Plan
                                 (Full title of Plan)


                              YANKEE ENERGY SYSTEM, INC.
                  (Exact name of Issuer as specified in its charter)



           _______________________________________________________________

                                     Exhibit List
          Exhibit                                                   Page
          Number         Description                                Number
          4(a)           Restated Certificate of Incorporation
                         of the Registrant(filed in the
                         Registrant's Registration Statement
                         on Form 10 dated April 14, 1989)
                         ("Form 10").*

          4(b)           Bylaws of the Registrant, as amended,
                         (filed on Form 10).*

          4(c)           Rights Agreement dated as of November
                         20, 1989, between the Registrant and
                         Rights Agent named therein, as
                         amended (filed in the Registrant's
                         Registration Statement on Form 8,
                         dated December 7, 1989), as amended
                         by Amendment No. 1 dated as of May
                         10, 1990 (filed in the Registrant's
                         Form 8, dated May 30, 1990), as
                         further amended by Amendment No. 2
                         dated as of January 23, 1991 (filed
                         in the Registrant's Form 8, dated
                         January 31, 1991).*

          4(d)           Guaranty of the Company with Term
                         Loan Agreement dated July 20, 1989
                         between United Bank & Trust Company,
                         as Trustee of the Trust of the
                         Company's 401(k) Employee Stock
                         Ownership Plan, and The First National
                         Bank of Boston (filed in 1989 Form
                         10-K dated March 20, 1990).*

          5(a)           Pursuant to Item 8(a) of Form S-8,
                         an opinion as to the legality of the
                         Company's Common Stock offered under
                         the Plan is not required as such
                         securities are not original issuance
                         securities.

          5(b)           Internal Revenue Service determination
                         letter stating that the Yankee Energy
                         System, Inc. 401(k)/Employee Stock
                         Ownership Plan is qualified under
                         Section 401(a) of the Internal Revenue
                         Code of 1986, as amended.                    1

          24             Consent of Independent Accountants,
                         Arthur Andersen & Co.                        3

          99             Yankee Energy System, Inc. 401(k)/
                         Employee Stock Ownership Plan and
                         related Trust.                               4
                         ____________________________
                         *  Incorporated herein by reference









                                                               EXHIBIT 5(b)

          Internal Revenue Service
          District Director
          G.P.O. Box 1680               Employer Identification Number:
          Brooklyn, NY  11202                   06-1236430
                                        File Folder Number:  113002419
                                        Person to Contact: MICHAEL GOLDBERG
          Date:  July 13, 1990          Contact Telephone Number:
                                                (718) 780-6154
          YANKEE ENERGY SYSTEM, INC.    Plan Name:  YANKEE ENERGY SYSTEM,
          999 West Street                       INC. EMPLOYEE STOCK
          Rocky Hill, CT  06067                 OWNERSHIP PLAN
                                        Plan Number:  001

          Dear Applicant:

               Based on the information supplied, we have made a favorable determination on your application identified above. Please keep this letter in your permanent records.

               Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-1(b)(3) of the Income Tax Regulations.) The status of the plan in operation will be reviewed periodically.

               The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it without specific notice from us. It is very important that you read the publication.

               This letter relates only  to the status  of your plan  under
          the Internal Revenue Code.   It is not a  determination regarding
          the effect of other Federal or local statutes.

               This determination letter is applicable for the amendment(s) adopted on April 23, 1990.

               The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

               We have sent a copy of this letter to your representative as indicated in the power of attorney.

               If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.
                                             Sincerely yours,

                                             /s/Eugene D. Alexander
                                             District Director
          Enclosures:
          Publication 794
          PWBA 515
          Addendum
                                  1

          This letter shall serve as a determination that this plan is qualified under the provisions of Code Section 4975(e)(7).This letter is applicable for the plan adopted on July 7, 1989.

                                                                 EXHIBIT 24





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 19, 1993 included in the Yankee Energy System, Inc. Form 10-K for the year ended September 30, 1993 and of our report dated January 25, 1994, included in the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan's Annual Report on Form 11-K for the year ended December 31, 1992 and to all references to our firm included in this Registration Statement.


                                                      ARTHUR ANDERSEN & CO.


          Hartford, Connecticut
          January 28, 1994


                                        3